Exhibit 99.2
UNITED STATES BANKRUPTCY COURT
DISTRICT OF DELAWARE

In re:	)	Chapter 11
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MIDDLEBROOK PHARMACEUTICALS, INC.,[1]	)	Case No. 10-11485 (MWF)
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Debtor.	)
INTERIM ORDER ESTABLISHING NOTIFICATION AND HEARING
PROCEDURES FOR TRANSFERS OF EQUITY SECURITIES
Upon the Motion for Interim and Final Order Pursuant to Sections 105, 362, and 541 of the Bankruptcy Code and Bankruptcy Rule 3001 Establishing Notification and Hearing Procedures for Trading in Equity Securities (the “Motion”), filed by MiddleBrook Pharmaceuticals, Inc., the above-captioned debtor and debtor in possession, (the “Debtor”), seeking, among other things, an order, pursuant to Sections 105(a), 362, and 541 of the Bankruptcy Code, (i) establishing notice and waiting periods to govern transfers of MiddleBrook Stock and procedures for objecting to such transfers in certain circumstances (the “Securities Trading Procedures”) and (i) determining that any transfer of a beneficial interest in MiddleBrook Stock (as defined herein) in violation of the Securities Trading Procedures is void ab initio; and the Court having jurisdiction to consider the Motion and the relief requested therein in accordance with 28 U.S.C. §§ 157 and 1334; and consideration of the Motion and the relief requested therein being a core proceeding pursuant to 28 U.S.C. § 157(b); and venue being proper before this Court pursuant to 28 U.S.C. §§ 1408 and 1409; and no official unsecured creditors committee having been appointed, and due and proper notice of the Motion having been provided; and upon the Declaration of David Becker, the Debtor’s Executive Vice

[1]	The last four digits of the Debtor’s taxpayer identification number are 8264. The Debtor’s mailing address is 7 Village Circle, Suite 100, Westlake, Texas 76262.

President, Chief Financial Officer, and Acting President and Chief Executive Officer of MiddleBrook Pharmaceuticals, Inc., in Support of Chapter 11 Petition and First Day Motions; and the Court having determined that the relief sought in the Motion is in the best interests of the Debtor, its estate and its stakeholders, and all parties in interest, and that the legal and factual bases set forth in the Motion establish just cause for the relief granted herein; and after due deliberation and sufficient cause appearing therefor,
THE COURT HEREBY FINDS THAT:
1. The Debtor’s net operating loss (“NOL”) carryforwards are property of the Debtor’s estate and are protected by the automatic stay prescribed in Section 362 of the Bankruptcy Code.
2. Unrestricted trading of MiddleBrook Stock before the Debtor’s emergence from Chapter 11 could severely limit the Debtor’s ability, in connection with its eventual emergence from bankruptcy, to take future deductions and losses attributable to its NOLs and to utilize its other tax attributes for U.S. federal and state income tax purposes.
3. The Securities Trading Procedures and restrictions set forth herein are necessary and proper to preserve the Debtor’s ability to take future deductions and losses attributable to its NOLs and to use its other tax assets and are, therefore, in the best interests of the Debtor, its estate, and its stakeholders.
4. The relief requested in the Motion is authorized under Sections 105(a), 362, and 541 of the Bankruptcy Code.
IT IS THEREFORE ORDERED THAT
5. The Motion is GRANTED in all respects.

6. Any transfer of a beneficial interest in MiddleBrook Stock in violation of the Securities Trading Procedures is void ab initio.
7. The following Securities Trading Procedures shall apply to transfers of MiddleBrook Stock:
a.	Definitions: For purposes of this Interim Order:
i.	"MiddleBrook Stock” is any equity security in the Debtor, including, without limitation, common stock and options.

ii.
An “option” to acquire stock includes all interests described in Treasury Regulations Section 1.382-4(d)(9), including any contingent purchase, warrant, convertible debt, put, stock subject to risk of forfeiture, contract to acquire stock, or similar interest, regardless whether it is contingent or otherwise not able to be currently exercised.

iii.
"beneficial ownership” of MiddleBrook Stock shall be determined in accordance with the constructive ownership rules that apply for purposes of Section 382 and the Treasury Regulations thereunder, and shall include, without limitation, indirect ownership (for example, (i) a holding company is considered to beneficially own stock owned by its subsidiaries, (ii) a partner in a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is considered to beneficially own a proportionate interest in stock owned by the partnership, and (iii) persons or entities acting in concert with a holder to make a coordinated acquisition may be treated as a single entity), and any variations of the term “ownership” (for example, “own” or “owner”) shall have correlative meanings;

iv.
A “Substantial Equityholder” is any person or entity that beneficially owns at least 4,109,315 shares of MiddleBrook Stock, which represents approximately 4.75 percent of all issued and outstanding shares of MiddleBrook Stock.[2]

b.	Procedure for Transfers of MiddleBrook Stock:
i.
Notice of Substantial MiddleBrook Stock Ownership: Any person or entity (for purposes of the Motion and this Interim Order, as such terms are defined for purposes of Section 382, and including persons acting pursuant to a formal or informal understanding among themselves to make a coordinated acquisition) that beneficially owns, at any time on or after

[2]	As of the Petition Date, the Debtor had approximately 86,511,898 outstanding shares of common stock.

the date this Motion was filed (the “Motion Date”), MiddleBrook Stock in an amount sufficient to qualify such person or entity as a Substantial Equityholder must file with this Court and serve upon the Debtor and counsel to the Debtor, a notice of such status, in the form attached hereto as Exhibit A, on or before the later of (A) 20 calendar days after the effective date of the notice of entry of the Interim Order or (B) 10 calendar days after becoming a Substantial Equityholder.

ii.
Acquisition of MiddleBrook Stock: At least 30 calendar days before the effective date of any transfer of MiddleBrook Stock that would result in an increase in the amount of MiddleBrook Stock beneficially owned by a person or entity that is or subsequently becomes a Substantial Equityholder or would result in a person or entity becoming a Substantial Equityholder, such person or entity must serve on the Debtor and counsel to the Debtor, advance written notice, in the form attached hereto as Exhibit B of the intended transfer of MiddleBrook Stock.

iii.
Disposition of MiddleBrook Stock: At least 30 calendar days before the effective date of any transfer of MiddleBrook Stock that would result in a decrease in the amount of MiddleBrook Stock beneficially owned by a person or entity that is a Substantial Equityholder or would result in a person or entity ceasing to be a Substantial Equityholder, such person or entity must serve on the Debtor and counsel to the Debtor, advance written notice, in the form attached hereto as Exhibit C of the intended transfer of MiddleBrook Stock.

iv.
Objection Procedures: The Debtor shall have 30 business days after receipt of any of the aforementioned notices to file with this Court and serve on the person or entity providing such notice an objection to any proposed transfer of MiddleBrook Stock described in the notice on the grounds that such transfer might adversely affect the Debtor’s ability to use its Tax Attributes. If the Debtor files an objection, the transaction described in the notice shall not be effective unless approved by a final, nonappealable order of this Court. If the Debtor does not object within the 30 business day period, the transaction described in the notice may proceed solely as set forth in the notice. Any further transactions by the person or entity providing the notice must be the subject of additional notices as set forth herein, with an additional 30 calendar day waiting period.

v.
Noncompliance with the Securities Trading Procedures: Any purchase, sale, or other transfer of MiddleBrook Stock in violation of the Security Trading Procedures shall be null and void ab initio and shall confer no rights on the transferee.

vi.
Debtor’s Right to Waive: The Debtor may waive, in writing and in its sole discretion, all restrictions, stays, and notification procedures contained in this Interim Order or in any other order entered on the Motion.

vii.
Confidentiality: The Debtor, its counsel and counsel for any Creditors’ Committee (if appointed) shall keep all information provided in acquisition or disposition notices delivered pursuant to this Interim and any other order on the Motion strictly confidential and shall not disclose the contents thereof to any person (including any member of any Creditors’ Committee (if appointed)), except (i) to the extent necessary to respond to a petition or objection filed with the Court, (ii) to the extent otherwise required by law, or (iii) to the extent that the information contained therein is already public; provided, however, that the Debtor may disclose the contents thereof to its professional financial advisers, who shall keep all such notices strictly confidential and shall not disclose the contents thereof to any other person subject to further Court order. To the extent confidential information is necessary to respond to a petition or objection filed with the Court, such confidential information shall be filed under seal or in redacted form.

8. Notwithstanding Rules 6004 and 7062 of the Federal Rules of Bankruptcy Procedure, the terms and conditions of this Interim Order shall be immediately effective and enforceable upon its entry.
9. The Final Hearing on the Motion is scheduled for June 2, 2010 at 2:00 p.m. (prevailing Eastern Time) (the “Final Hearing Date”), and any objections or responses to the Motion shall be filed on or before five (5) business days before the Final Hearing Date and served on the parties as required by Rule 9006-1(c)(ii) of the Local Rules for the United States Bankruptcy Court for the District of Delaware.
10. As soon as reasonably possible, but not later than five business days after entry of this Interim Order, the Debtor shall serve a notice in substantially the form attached hereto as Exhibit E describing the authorized trading restrictions and notification requirements (the “Notice of Order”) on (a) the United States Trustee, (b) the United States Securities and Exchange Commission, (c) the Office of the United States Attorney General for the District of

Delaware, (d) the Internal Revenue Service, (e) the Debtor’s thirty largest unsecured creditors on a consolidated basis, (f) any identified Substantial Equityholder, and (g) American Stock Transfer & Trust Company (the “Stock Transfer Agent”).. The Debtor will also file a copy of the Interim Order as an exhibit to a report on Form 8-K filed with the Securities and Exchange Commission
11. The Stock Transfer Agent, and any other agent for any MiddleBrook Stock shall serve the Notice of Order on all holders of more than 2 millions shares of MiddleBrook Stock registered with such agent (the “Registered Holders”) no later than five business days after being served with the Notice of Order; provided, however, that if the Stock Transfer Agent or any other agent for the MiddleBrook Stock provides the Debtor with the names and addresses of all holders of such shares of MiddleBrook Stock registered with it no later than three business days after being served the Notice of Order, the Debtors shall serve the Notice of Order on such holders. Such names and addresses shall be delivered in writing to the attorney for the Debtor (at the address listed below).
12. As soon as reasonably possible, but not later than five business days after entry of the Final Trading Order (as defined in the Motion), the Debtor shall serve the Notice of Order on (a) the United States Trustee, (b) the United States Securities and Exchange Commission, (c) the Office of the United States Attorney General for the District of Delaware, (d) the Internal Revenue Service, (e) the Debtor’s thirty largest unsecured creditors on a consolidated basis, (f) any identified or known holder of more than 2% of MiddleBrook Stock, and (g) the Stock Transfer Agent. The Debtor will also file a copy of the Final Order as an exhibit to a report on Form 8-K filed with the Securities and Exchange Commission

13. The requirements set forth in this Interim Order are in addition to the requirements of Bankruptcy Rule 3001(e) and applicable securities, corporate, and other laws, and do not excuse compliance therewith.
14. The relief provided in this Interim Order is in addition to, and not in lieu of, any and all other rights and remedies available to the Debtor.
15. This Court shall retain jurisdiction with respect to all matters arising from or relating to the interpretation or implementation of this Interim Order.
Dated: May 4, 2010
Wilmington, Delaware

/s/ Mary F. Walrath
MARY F. WALRATH
UNITED STATES BANKRUPTCY JUDGE